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                            SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT




   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 13, 1996

                               Berkshire Hathaway Inc.
              (Exact name of registrant as specified in its charter)


     Delaware                        1-10125                 04 2254452
 -------------------------         ------------           ---------------
 (State or other jurisdiction      (Commission             (IRS Employer
   of incorporation)                File Number)        Identification No.)


  1440 Kiewit Plaza, Omaha, NE                              68131
----------------------------------------                  ----------
 (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code     (402) 346-1400
                                                       ----------------

      -------------------------------------------------------------
      (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

   Berkshire Hathaway Inc. (the "registrant") announced that its Board of Directors has approved a plan to create a new class of stock to be called Class B Common Stock, and to simultaneously designate its existing common stock as Class A Common Stock. Registrant's shareholders will be asked to approve this plan at its annual shareholders' meeting, scheduled for May 6, 1996.

   Registrant issued a press release announcing the plan and providing additional details. Such press release is filed herewith as Exhibit 1 and is incorporated herein by reference.



Item 7. Financial Statements and Exhibits.

   (c) The following exhibits are filed with this report:

     Exhibit Number               Description

          1                       Press Release of the registrant issued
                                  February 13, 1996




                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BERKSHIRE HATHAWAY INC.


                                  By:    /s/ Marc D. Hamburg
                                         Name: Marc D. Hamburg
                                         Title: Vice President and
                                         Chief Financial Officer

Dated: February 15, 1996

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                             EXHIBIT INDEX




     Exhibit Number               Description

          1                       Press Release of the registrant issued
                                  February 13, 1996


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                                                               EXHIBIT 1

                             BERKSHIRE HATHAWAY INC.
                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                                    FEBRUARY 13, 1996


   Berkshire Hathaway Inc. announced today that its Board of Directors has approved a plan to create a new class of stock, to be called Class B Common Stock, and to simultaneously designate its existing common stock as Class A Common Stock.

   The Company's shareholders will be asked to approve this plan at Berkshire Hathaway's annual meeting, scheduled for May 6th.

   Each share of the proposed Class B stock will have the rights of 1/30th of a Class A share, with these exceptions: First, a Class B share will have 1/200th of the vote of a Class A share (rather than 1/30th of the vote). Second, the Class B shares will not be eligible to participate in Berkshire's shareholder-designated charitable contributions program.

   As part of this recapitalization program, each share of Berkshire Hathaway's Class A common stock will become convertible, at the holder's option and at any time, into 30 shares of Class B stock. (The conversion privilege will not extend in the opposite direction. That is, holders of Class B shares will not be able to convert them into Class A shares).

   To the extent that Class A shareholders choose to convert into Class B shares, a supply of Class B shares will become available for trading. However, for the purpose of creating an initial supply of the Class B shares, Berkshire Hathaway will itself make a public offering for cash of at least $100 million of new Class B shares. The offering will be made only by means of a prospectus. Since the shares issued will be economically equivalent to only 1/30th of a Class A share, a $100 million offering would have the effect under current market conditions of increasing Berkshire's total shares outstanding by less than 3/10ths of 1 percent.

   The Company expects to make its offering of Class B shares and to carry out the other provisions of the recapitalization plan as quickly as possible after its annual meeting. As part of the process, the Company will apply to list the Class B shares on the New York Stock Exchange. Berkshire's existing common stock is traded on that exchange and closed at $31,900 on February 12, 1996.

   Warren E. Buffett, Chairman of Berkshire Hathaway, explained the
Company's proposed recapitalization as its reluctant response to certain largely-unpublicized moves that have been made by parties unaffiliated with Berkshire, eager to profit from the fact that Berkshire has chosen not to split its stock. These parties, in registration statements filed with the Securities & Exchange Commission, have indicated their intention to create unit investment trusts that would sell for relatively small amounts -- say $1,000 -- and that would purport to be miniature Berkshires or that would otherwise make an effort to associate themselves with Berkshire's reputation.

   Said Mr. Buffett: "We have believed it in Berkshire's interest not to split its stock. However, it is clear to me that the promoters of these trusts will aggressively market them and will cause small investors to incur
                              (MORE)

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Berkshire Hathaway Inc.
News Release -- February 13,1996
Page 2

costs -- sales commissions, management fees, and tax levies -- that will do them damage. Beyond that, holders of these trusts would not be on the list to receive Berkshire's shareholder communications and could not attend its annual meeting."

   "We have no interest," said Mr. Buffett, "in enticing investors, large or small, to buy Berkshire stock. But given the prospect of these unit investment trusts, we believe it is better that we ourselves create a direct, low-cost way for small investors to invest in Berkshire. By issuing this new Class B stock, which can be expected to sell at about 1/30th of the price of the Class A stock, we'll do that."

   Mr. Buffett said that the market will ultimately determine what the Class B stock sells for. "It is our wish, though," he said, "to forestall any speculative excesses in the market for Berkshire stock. We have some ability to ward these off by increasing the size of the Class B offering above $100 million, and we will do that if it seems wise. Though Berkshire has no need today for additional equity capital, management does not believe that the Company's stock is undervalued. Therefore, current shareholders will not suffer any diminution in per-share intrinsic value, no matter how many Class B shares the Company decides it is necessary to sell."

   Mr. Buffett noted that the recapitalization plan will impose certain costs on Berkshire, including those that arise from the mechanics of handling a somewhat increased number of shareholders. The Company nevertheless believes that the right reaction to the promoters of these trusts is to provide a product so superior to what they have to offer that their products become unmerchandisable.

   Mr. Buffett added that some existing Berkshire Hathaway shareholders wishing to give annual gifts of $10,000 --the size of gift that the tax laws permit to be tax-free -- have found it inconvenient that Berkshire's stock sells at a price well above that. Should these shareholders choose to do so, said Mr. Buffett, they will be able to convert shares of their Class A stock into Class B shares and use these for gifts.

   Mr. Buffett said that otherwise he believes it will be in the interests of existing Berkshire shareholders to retain their Class A shares, since these will have full voting rights and access to Berkshire's charitable contributions program.

   It is Mr. Buffett's intention (leaving aside times when he himself might want to make small gifts) to hold Class A shares only, and he recommends that course of action to other shareholders. At present, Mr. Buffett owns approximately 40% of Berkshire's outstanding shares. In connection with the recapitalization, he and his wife, Susan T. Buffett, have agreed that, if their combined voting interest increases above 49.9%, they will vote their shares above that percentage in the same proportion as other shareholders vote.

   Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the company is listed on the New York Stock Exchange, trading symbol BRK.

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Contact: (402) 346-1400